Exhibit 99.1

Sensus Healthcare Reports Third Quarter 2016 Results

- Q3 revenues increased 58% year-over-year to $3.33 million

- Worldwide installed base increased to 256 units

BOCA RATON, Fla., Nov. 3, 2016 /PRNewswire/ — Sensus Healthcare, Inc. (NASDAQ: SRTS), a medical device company specializing in the treatment of non-melanoma skin cancers and other skin conditions, such as keloids, with superficial radiation therapy (SRT), today reported its financial results for the three and nine month periods ended September 30, 2016.

Recent Business Highlights

•	Sold 11 systems during the quarter, increasing worldwide installed base to 256 units as of September 30, 2016
•	Sold 5 SRT-100 Vision™ systems during the quarter to hospitals and dermatology practices
•	Expanded keloid treatment program as over 60 facilities in the U.S. are now treating with SRT
•	Featured speaker at the State of Colorado Cancer Caucus meeting comprised of state senators and representatives, along with several patient advocacy groups and local physicians

"I am pleased to report another quarter of positive results for Sensus Healthcare, as our SRT technology continues to gain favorable exposure and strong acceptance by doctors and hospitals. We have also experienced an uptick in patient awareness, as evidenced by a significant increase in direct requests to learn more about the technology and how to access treatment using our solution," said Joseph Sardano, President and CEO of Sensus Healthcare. "For the third quarter of 2016, revenue increased year-over-year by 58 percent, from $2.1 million to $3.3 million, net loss decreased from $78,000 to $30,000 and adjusted EBITDA increased from $16,000 to $168,000, compared to the same period last year."

Mr. Sardano continued, "With our SRT technology, we are successfully addressing two of the largest and fastest-growing segments in the skin disease market; non-melanoma skin cancer and keloids. While a majority of current use cases are for the treatment of non-melanoma skin cancer, we are seeing a significant and growing number of physicians utilizing SRT technology to treat keloids."

Q3 2016 Financial Highlights

Revenues for Q3 2016 increased 58% to $3.33 million, compared to $2.11 million for Q3 2015.

Gross Margin for Q3 2016 was 67.6%, compared to 67.2% for Q3 2015.

Selling and Marketing Expenses for Q3 2016 were $1.12 million, compared to $0.75 million in Q3 2015. This increase was the result of increased headcount as well as expenses related to participating in trade shows.

General and Administrative Expenses for Q3 2016 were $0.79 million, compared to $0.38 million in Q3 2015. This increase was primarily due to expenses attributable to becoming a public company.

Research and Development Expenses for Q3 2016 were $0.39 million, compared to $0.36 million in Q3 2015.

GAAP Net Loss Attributable to Common Stockholders for Q3 2016 was ($0.03) million, or ($0.00) per share, compared to a net loss attributable to common stockholders of ($0.21) million, or ($0.02) per share for Q3 2015.  The net loss attributable to common stockholders for the quarter ended September 30, 2015 included a non-cash accounting charge of approximately $0.13 million for a preferential distribution attributable to preferred shareholders prior to the IPO.

Adjusted EBITDA for Q3 2016 was $0.17 million, compared to $0.02 million for Q3 2015. Adjusted EBITDA is defined as earnings before depreciation and amortization, taxes, interest expense, stock compensation expense and litigation settlement expense. Please see below for a reconciliation between GAAP and this non-GAAP financial measure and the specific reasons why we provide these non-GAAP financial measures.

Cash, Cash Equivalents and Investments were $11.2 million as of September 30, 2016.

Nine Month 2016 Financial Highlights

Revenues for the nine months ended September 30, 2016 increased 54% to $9.93 million, compared to $6.43 million for same period in 2015.

Gross Margin for the nine months ended September 30, 2016 was 65.5%, compared to a gross margin of 64.8% for the same period in 2015.

Selling and Marketing Expenses for the nine months ended September 30, 2016 were $3.24 million, compared to $2.60 million for the same period in 2015. This increase was the result of increased headcount as well as expenses related to participations in trade shows.

General and Administrative Expenses for the nine months ended September 30, 2016 were $2.55 million, compared to $1.08 million for the same period in 2015. This increase was primarily due to stock compensation expense and other expenses attributable to becoming a public company.

Research and Development Expenses for the nine months ended September 30, 2016 were $1.10 million, compared to $1.13 million for the same period in 2015.

GAAP Net Loss Attributable to Common Stockholders for the nine months ended September 30, 2016 was ($0.38) million, or ($0.03) per share, compared to a net loss attributable to common stockholders of ($1.04) million, or ($0.10) per share for the same period in 2015. The net loss attributable to common stockholders for the nine months ended September 30, 2015 included a non-cash accounting charge of approximately $0.39 million for a preferential distribution attributable to preferred shareholders prior to the IPO.

Adjusted EBITDA for the nine months ended September 30, 2016 was $0.63 million, compared to adjusted EBITDA of ($0.38) million for the same period in 2015. Adjusted EBITDA is defined as earnings before depreciation and amortization, taxes, interest expense, stock compensation expense and litigation settlement expense. Please see below for a reconciliation between GAAP and this non-GAAP financial measure and the specific reasons why we provide these non-GAAP financial measures.

Conference Call and Webcast Information

Sensus Healthcare's third quarter 2016 conference call and webcast will be held at 4:30 pm Eastern Time on Thursday, November 3, 2016 and will feature remarks by Joseph Sardano, President and CEO, and Arthur Levine, CFO.

The dial-in numbers for the conference call are 1-877-870-4263 (Toll Free) and 1-412-317-0790 (International). Ask the operator to join you into the Sensus Healthcare Call.

A live webcast of the conference call will be available online which can be accessed through the Investor Relations section of Sensus Healthcare's website, http://investors.sensushealthcare.com/events-and-presentations.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the webcast will remain available on http://investors.sensushealthcare.com/events-and-presentations for 30 days following the call.

About Sensus

Sensus Healthcare, Inc. is a medical device company that is committed to enabling non-invasive and cost-effective treatment of non-melanoma skin cancers and keloids. Sensus uses a proprietary low energy x-ray radiation technology known as superficial radiation therapy (SRT), which is a result of over a decade of dedicated research and development activities. Sensus has successfully incorporated the SRT therapy into its portfolio of treatment devices, the SRT-100™ and SRT-100 Vision™. To date, the SRT technology has been used to effectively and safely treat oncological and non-oncological skin conditions in thousands of patients. For more information, visit http://www.sensushealthcare.com.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Sensus Healthcare's management uses adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP.  Management believes the presentation of adjusted EBITDA, which excludes the impact of interest expense, income and other taxes, depreciation, amortization, stock compensation expense, and litigation settlement expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare.  Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability.  A reconciliation of the GAAP net loss to adjusted EBITDA is provided in the schedule below.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ''forward-looking statements.'' In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately," "potential" or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of the SRT-100 product line; our ability to successfully commercialize our products, including the SRT-100; our ability to compete effectively in selling our products and services; our ability to expand, manage and maintain our direct sales and marketing organizations; our actual financial results may vary significantly from forecasts and from period to period; our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; market risks regarding consolidation in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our reliance on third party manufacturers and sole- or single-source suppliers; our ability to reduce the per unit manufacturing cost of the SRT-100; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; any product liability claims; and other risks described from time to time in Sensus Healthcare's filings with the Securities and Exchange Commission (including the prospectus filed by Sensus healthcare on June 3, 2016).

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our "Cautionary Note Regarding Forward-Looking Information" and the factors described in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

For more information, please contact:
Investor Relations:
Jeffrey Goldberger / Allison Soss
KCSA Strategic Communications
Phone: 212-896-1249 / 212-896-1267
Email: jgoldberger@kcsa.com / asoss@kcsa.com

SENSUS HEALTHCARE, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	As of September 30,	As of December 31,
	2016	2015

Assets
Current Assets
Cash and cash equivalents	$4,607,689	$5,065,068
Accounts receivable, net	3,926,715	2,071,572
Inventories	1,263,441	998,861
Investment in debt securities	4,848,278
Prepaids and other current assets	639,799	432,787
Total Current Assets	15,285,922	8,568,288
Property and Equipment, Net	470,114	320,699
Patent Rights, Net	650,605	722,895
Investment in debt securities	1,729,245	0
Deposits	24,272	24,272
Total Assets	$18,160,158	$9,636,154
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$1,903,640	$2,307,465
Product warranties	115,701	48,363
Revolving credit facility	-	422,702
Deferred revenue, current portion	990,796	890,234
Total Current Liabilities	3,010,137	3,668,764
Deferred Revenue, Net of Current Portion	9,979	45,786
Total Liabilities	3,020,116	3,714,550
Commitments and Contingencies
Stockholders’ Equity
Common stock	135,461	103,678
Additional paid-in capital	22,830,022	13,263,735
Accumulated deficit	(7,825,441)	(7,445,809)
Total Stockholders’ Equity	15,140,042	5,921,604
Total Liabilities and Stockholders’ Equity	$18,160,158	$9,636,154

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues	$3,327,830	$2,107,520	$9,933,977	$6,432,553
Cost of Sales	1,076,821	691,356	3,429,967	2,263,181
Gross Profit	2,251,009	1,416,164	6,504,010	4,169,372
Operating Expenses
Selling and marketing	1,115,752	752,348	3,244,364	2,600,594
General and administrative	789,718	379,640	2,546,262	1,078,812
Research and development	389,759	358,490	1,096,789	1,132,419
Total Operating Expenses	2,295,229	1,490,478	6,887,415	4,811,825
Loss From Operations	(44,220)	(74,314)	(383,405)	(642,453)
Other Income (Expense)
Interest income	14,778	463	20,598	1,184
Interest expense	(972)	(4,222)	(16,825)	(10,813)
Other Income (Expense), net	13,806	(3,759)	3,773	(9,629)
Loss Before Income Taxes	(30,414)	(78,073)	(379,632)	(652,082)
Provision for income taxes	-	-	-	-
Net Loss	$(30,414)	$(78,073)	$(379,632)	$(652,082)
Preferential distribution	-	(128,333)	-	(384,999)
Net Loss Attributable to Common Stockholders	$(30,414)	$(206,406)	$(379,632)	$(1,037,081)
Net Loss Attributable to Common Stockholders per share – basic and diluted	$(0.00)	$(0.02)	$(0.03)	$(0.10)
Weighted average number of shares used in computing net loss per share – basic and diluted	13,236,724	9,880,028	11,622,134	9,880,028

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015

Net (Loss), as reported	$(30,414)	$(78,073)	$(379,632)	$(652,082)
Add:
Depreciation and amortization	84,282	79,197	253,219	247,034
Taxes	4,479	9,214	20,136	15,399
Litigation settlement	-	-	112,500	-
Interest, net	(13,806)	3,759	(3,773)	9,629
Stock compensation expense	123,083	1,619	625,424	4,858
Adjusted EBITDA, non GAAP	$167,624	$15,716	$627,874	$(375,162)